Exhibit I

SHARE REPURCHASE AGREEMENT

dated as of

July 24, 2015

among

National Australia Bank Limited,

National Americas Holding LLC

and

Great Western Bancorp, Inc.

TABLE OF CONTENTS

		Page
Article 1 SALE AND REPURCHASE

1.1	Repurchase	1

1.2	Closing	1

1.3	Closing Conditions	2

Article 2
REPRESENTATIONS AND WARRANTIES OF SELLERS

2.1	Existence	3

2.2	Power and Authority	3

2.3	Authorization	3

2.4	No Conflicts	3

2.5	Title	4

2.6	Sanctions	4

2.7	Broker Fee	4

Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1	Existence	4

3.2	Power and Authority	4

-i-

TABLE OF CONTENTS

(continued)

-ii-

SHARE REPURCHASE AGREEMENT

This Share Repurchase Agreement, dated as of July 24, 2015 (this “Agreement”), is made by and among National Australia Bank Limited, an Australian corporation (“NAB”), National Americas Holdings LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of NAB (“NAH”, and together with NAB, the “Sellers”), and Great Western Bancorp, Inc., a Delaware corporation (the “Company”).

WHEREAS, NAB, indirectly through NAH, beneficially owns 16,486,114 shares of common stock of the Company, par value $0.01 (the “Common Stock”);

WHEREAS, the Sellers have made demand upon the Company pursuant to the Registration Rights Agreement, dated October 20, 2014, between the Sellers and the Company for registration of securities regarding the offer and sale of shares of Common Stock beneficially owned by NAB in an underwritten registered offering (the “Secondary Offering”);

WHEREAS, concurrently with the Secondary Offering, NAH wishes to sell to the Company, and the Company wishes to purchase from NAH, shares of Common Stock on the terms and subject to the conditions set forth in this Agreement (the “Repurchase Transaction”);

WHEREAS, the board of directors of the Company (the “Board”) has formed a special committee of the Board (the “Special Committee”) comprised of its President and CEO and its independent directors, to consider, evaluate and approve whether to enter into the Repurchase Transaction; and

WHEREAS, the Special Committee has approved the Repurchase Transaction.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Article 1

SALE AND REPURCHASE

1.1 Repurchase. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), NAH shall sell and transfer to the Company, and the Company shall purchase from NAH, a number of shares of Common Stock (the “Repurchased Shares”) equal to (a) $60,000,000 divided by (b) the Per Share Purchase Price (defined below), rounded down to the nearest whole share. The price for each Repurchased Share will be the “proceeds, before expenses, to the NAB selling stockholder,” per share, set forth on the cover page of the final prospectus in the Secondary Offering (which the Sellers hereby represent to the Company is net of all underwriting compensation, discounts, fees and commissions payable by the Sellers to the underwriters in connection with the Secondary Offering) (the “Per Share Purchase Price”).

1.2 Closing. The closing of the Repurchase Transaction (the “Closing”) shall be held at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 at the time specified for the closing in the underwriting agreement for the Secondary Offering, subject to the satisfaction or waiver of the conditions set forth in Section 1.3 below (the date on which the Closing actually occurs is referred to herein as the “Closing Date”). At the Closing:

(a) NAH shall deliver or cause to be delivered to the Company all right, title and interest in and to the Repurchased Shares, free and clear of all liens, claims, pledges, security interests and other encumbrances of whatever nature (collectively, “Encumbrances”), together with all documentation reasonably necessary to transfer to the Company such right, title and interest; and

(b) the Company shall pay to NAH the aggregate Per Share Purchase Price for the Repurchased Shares in immediately available funds by wire transfer to an account in accordance with the instructions provided by the NAH to the Company no later than two (2) business days prior to the Closing.

1.3 Closing Conditions.

(a) The obligation of NAH to sell the Repurchased Shares to the Company and the obligation of the Company to purchase and pay for the Repurchased Shares on the Closing Date are subject to the consummation of the Secondary Offering.

(b) The obligation of the Company to purchase and pay for the Repurchased Shares on the Closing Date is subject to the satisfaction or waiver of the following conditions:

(i) each representation and warranty made by the Sellers in Article 2 below shall be true and correct as of the date of this Agreement;

(ii) the Company shall have received a certificate of the Sellers, dated as of the Closing Date, to the effect that (A) the representations and warranties of the Sellers in Article 2 below are true and correct on and as of the Closing Date as though made as of the Closing Date and (B) the Sellers have complied with all agreements and all conditions on their part to be performed under this Agreement at or prior to the Closing.

(iii) the receipt by the Special Committee of a fairness opinion from D.A. Davidson & Co., in the form previously reviewed by the Special Committee or as otherwise may be acceptable to the Special Committee, stating to the effect that, based on and subject to the limitations and assumptions set forth therein, the Per Share Purchase Price to be paid by the Company pursuant to this Agreement is fair, from a financial point of view, to the Company and the stockholders of the Company other than NAH; and

(iv) that after giving effect to the Repurchase Transaction (A) the actual, current value of the assets of the Company will exceed the total amount of the Company’s total liabilities by an amount greater than the Company’s capital as defined in the Delaware General Corporate Law; (B) the Company will be able to pay its liabilities as they become absolute and mature; (C) the Company will not have an unreasonably small amount of capital for the business in which it is engaged or intends to engage; and (D) the Company will be able to continue as a going concern.

(c) The obligation of NAH to sell the Repurchased Shares on the Closing Date is subject to the following conditions:

(i) each representation and warranty made by the Company in Article 3 below shall be true and correct as of the date of this Agreement; and

(ii) the Sellers shall have received a certificate of the Company, dated as of the Closing Date, to the effect that (A) the representations and warranties of the Company in Article 2 below are true and correct on and as of the Closing Date as though made as of the Closing Date and (B) the Company has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing.

Article 2

REPRESENTATIONS AND WARRANTIES OF SELLERS

The Sellers hereby make the following representations and warranties to the Company:

2.1 Existence. NAB has been duly formed and is validly existing under the laws of the Commonwealth of Australia. NAH has been duly organized and is validly existing under and in good standing under the laws of the State of Delaware. Neither of the Sellers is located, organized or resident in a country or territory that is the subject of Sanctions (as defined in Section 2.6).

2.2 Power and Authority. Each of the Sellers has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.

2.3 Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Sellers and constitutes a valid and binding agreement of the Sellers enforceable in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

2.4 No Conflicts. The execution, delivery and performance by the Sellers of this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Sellers or any of their subsidiaries is a party or by which either of the Sellers or any of their subsidiaries, is bound, (b) result in any violation of the provisions of the organizational documents of the Sellers or any of their subsidiaries or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation or default that would not materially and adversely affect the sale of the Repurchased Shares and the consummation of any other transaction herein contemplated. Upon payment of the aggregate Per Share Purchase Price for the Repurchased Shares in accordance with Section 1.2(b), the Company will acquire good and marketable title to the Repurchased Shares free and clear of all Encumbrances.

2.5 Title. As of the date hereof and immediately prior to the delivery of the Repurchased Shares at the Closing, the Sellers and National Equities Limited, an Australian company and wholly-owned subsidiary of and NAB are, and will be, the legal and beneficial owners of, and hold, and will hold, good and valid title to the Repurchased Shares, free and clear of all Encumbrances.

2.6 Sanctions. The Sellers will not directly or indirectly use the proceeds of the sale of the Repurchased Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other person or entity, to fund any activities of or business with any person or entity, or in any country or territory, that, at the time of such funding, is the subject of Sanctions (as hereinafter defined) or in any other manner that will result in a violation by any person or entity (including any person or entity participating in the Repurchase Transaction of Sanctions). For purposes of this Agreement, “Sanctions” means any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union or Her Majesty’s Treasury.

2.7 Broker Fee. No person has any right or other claim against the Sellers for any commission, fee or other compensation as a finder or broker in connection with the Repurchase Transaction.

Article 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to the Sellers:

3.1 Existence. The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware.

3.2 Power and Authority. The Company has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.

3.3 Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

3.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, (b) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach violation or default that would not materially and adversely affect the purchase of the Repurchased Shares and the consummation of any other transaction herein contemplated.

3.5 Sufficient Funds. The Company will have, as of the Closing Date, access to legally available funds sufficient to consummate the Repurchase Transaction.

3.6 Broker Fee. No person has any right or other claim against Company for any commission, fee or other compensation as a finder or broker in connection with the Repurchase Transaction.

Article 4

MISCELLANEOUS

4.1 Termination. This Agreement may be terminated prior to the Closing (a) by mutual written consent of the parties or (b) by either NAB or GWB by written notice to the other party on or after August 30, 2015 if the Closing shall not have occurred by such date.

4.2 Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents, and take such other actions consistent with the terms of this Agreement, as the other parties may reasonably require from time to time in order to carry out the purposes of this Agreement.

4.3 Survival. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby.

4.4 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only by written agreement executed by the parties hereto.

4.5 Assignment; Binding Agreement. This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto, and no party may assign any of its rights or delegate any of its obligations hereunder without the express written consent of the other parties.

4.6 No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Agreement.

4.7 Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties with respect to the subject matter of this Agreement, and supersedes all prior representations, agreements and understandings, written or oral, with respect to the subject matter hereof.

4.8 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, the parties shall in good faith use commercially reasonable efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

4.9 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original (including signatures delivered via facsimile or electronic mail) with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely upon on the signatures so transmitted to the same extent and effect as if they were original signatures.

4.10 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

4.11 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated thereby; provided, that such consent to jurisdiction is solely for the purpose referred to in this Section 4.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Delaware other than for such purpose. Each of the parties hereby agrees not to commence any such action, suit or proceeding other than before one of the above-named courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.12 Notices.

(a) Unless otherwise provided in this Agreement, all notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (i) when delivered, if delivered personally, sent by confirmed telecopy or sent by registered or certified mail, return receipt requested, postage prepaid, provided that such delivery is completed during normal business hours of the recipient, failing which such notice shall be deemed to have been given on the next business day, (ii) on the next business day if sent by overnight courier and delivered on such business day within ordinary business hours and, if not, the next business day following delivery; and (iii) when received, if received during normal business hours and, if not, the next business day after receipt, if delivered by means other than those specified above. Such notices shall be delivered to the address set forth below, or to such other address as a party shall have furnished to the other party in accordance with this Section.

If to the Sellers, to:

National Australia Bank Limited

Pier 3 Level 4

800 Bourke Street

Docklands, Victoria, Australia 3008

Attention: HO Corporate Advisory Legal

e-mail: notices@nab.com.au

Fax: +61 1300 728 820

If to the Company:

Great Western Bancorp, Inc.

100 North Phillips Avenue

Sioux Falls, South Dakota 57104

Attention: General Counsel

e-mail: donald.straka@greatwesternbank.com

Fax: (605) 333-7882

4.13 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

In witness whereof, the parties have caused this Share Repurchase Agreement to be executed and delivered as of the date first above written.

National Australia Bank Limited

By:	/s/ Martin Rieschieck
	Name:	Martin Rieschieck
	Title:	General Manager, Group Development

National Americas Holdings LLC

By:	/s/ Mark Frucht
	Name:	Mark Frucht
	Title:	Authorized Person

Great Western Bancorp, Inc.

By:	/s/ Donald J. Straka
	Name:	Donald J. Straka
	Title:	General Counsel and Secretary

[Signature Page to Share Repurchase Agreement]